UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 22, 2001
                                                       --------------

                     PROVIDENT FINANCIAL HOLDINGS, INC.
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Delaware                        0-28304                  33-0704889
----------------------------        -------------           ------------------
(State or other jurisdiction        (File number)            (I.R.S. Employer
of incorporation)                                          Identification No.)


3756 Central Avenue, Riverside, California                        92506
------------------------------------------                     ----------
(Address of principal executive office)                        (Zip code)


      Registrant's telephone number, including are code: (909) 686-6060
                                                         --------------

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On March 22, 2001, the Board of Directors of Provident Financial Holdings, Inc. ("The Company") authorized the repurchase of up to 5 percent of its common stock, or approximately 193,000 shares, over a one year period. Shares will be repurchased from time to time in the open market depending on market conditions and the growth requirements of the Company. This repurchase represents the sixth buyback through which the Company has previously retired approximately 1.27 million shares.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 26, 2001                  PROVIDENT FINANCIAL HOLDINGS, INC.


                                      /s/Craig G. Blunden
                                      ----------------------------------
                                      Craig G. Blunden
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                                      /s/ Donavon P. Ternes
                                      ----------------------------------
                                      Donavon P. Ternes
                                      Chief Financial Officer
                                      (Principal Financial and Accounting
                                        Officer)

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